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Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No, 33-80234 and 333-19705) of CMC Industries, Inc. of our report dated August 25, 1997 appearing on page 35 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K



PRICE WATERHOUSE LLP
Memphis, Tennessee
October 28, 1997